Execution Version

SECOND AMENDMENT TO
RIGHTS AGREEMENT

SECOND AMENDMENT TO RIGHTS AGREEMENT, dated as of October 31, 2008 (this “Amendment”), between ImClone Systems Incorporated, a Delaware corporation (the “Company”) and Computershare Trust Company, N.A. (formerly known as EquiServe Trust Company, N.A.) as Rights Agent (the “Rights Agent”).

WHEREAS, on February 15, 2002, the Company and the Rights Agent entered into the Rights Agreement, and on May 4, 2006, the Company and the Rights Agent entered into the first amendment to the Rights Agreement (as so amended, the “Rights Agreement”);

WHEREAS, pursuant to Section 23 of the Rights Agreement, at any time prior to the occurrence of a Section 8(a)(ii) Event (as defined in the Rights Agreement), the Company may, and the Rights Agent shall if the Company so directs, supplement or amend any provision of the Rights Agreement in any respect without the approval of any holders of Rights (as defined in the Rights Agreement);

WHEREAS, the board of directors (the “Board”) of the Company has approved an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Eli Lilly and Company, an Indiana corporation (“Lilly”), and Alaska Acquisition Corporation, a Delaware corporation wholly owned by Lilly (“Merger Sub”), pursuant to which, among other things, Merger Sub shall commence a cash tender offer (the “Offer”) to purchase all of the outstanding shares of the common stock, par value $0.001 per share (the “Common Stock”) of the Company and the associated Rights (as defined in the Rights Agreement); and following the consummation of the Offer, Merger Sub will merge with and into the Company (the “Merger”) and the Common Stock shall be converted into the right to receive $70.00 per share in cash; and

WHEREAS, the Board has determined that it is in the best interest of the Company and its stockholders to amend the Rights Agreement so that in connection with the Merger Agreement and the transactions contemplated thereby (i) each of Lilly, Merger Sub or any of their Affiliates and Associates shall not become an Acquiring Person under the Rights Agreement, (ii) neither a Distribution Date nor a Stock Acquisition Date shall occur or be deemed to occur, (iii) a Section 8(a)(ii) Event shall not have occurred, (iv) a Section 10 Event shall not have occurred, and (v) the Expiration Date shall be immediately prior to the Effective Time (as defined in the Merger Agreement).

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.01.  Definitions. Capitalized terms used but not defined herein that are defined in the Rights Agreement shall have the meanings ascribed to them in the Rights Agreement.

Section 1.02.  Amendments to Original Agreement.

(a)  The definition of “Acquiring Person” is hereby amended by: (i) deleting the word “and” from the end of clause (v) thereof; (ii) adding the word “and” at the end of clause (vi) thereof; and (iii) adding the following text as clause (vii) thereof:

“(vii) Eli Lilly and Company, Alaska Acquisition Corporation, or any of their Affiliates or Associates, individually or collectively, in connection with: (1) the approval, adoption, execution or delivery of the Agreement and Plan of Merger (as it may be amended and supplemented, the “Merger Agreement”) among the Company, Eli Lilly and Company, an Indiana corporation (“Parent”), and Alaska Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), (2) the commencement or consummation of a tender offer by Merger Sub or any of its Affiliates to purchase all of the shares of Common Stock and the Rights pursuant to the Merger Agreement (the “Offer”), (3) the exercise of the option to purchase shares of Common Stock granted pursuant to Section 1.8 of the Merger Agreement (the “Top-Up Option”), (4) the consummation of the merger of Merger Sub or any of its Affiliates and the Company (the “Merger”), (5) the approval, execution or delivery of the Support Agreements or any amendments thereof or (6) the consummation of any of the other transactions contemplated by the Merger Agreement or the Support Agreements; provided, however, that if the Merger Agreement is terminated prior to the Acceptance Time (as defined in the Merger Agreement), this sub-clause (vii) shall be of no further force and effect; provided, further, that unless approved by the Board, this sub-clause (vii) shall not apply to any purchases prior to the Acceptance Time by Parent, Merger Sub or any Affiliate or Associate of Parent other than pursuant to the Merger Agreement.”

(b)  The definition of “Final Expiration Date” is hereby deleted and replaced in its entirety with the following text:

““Final Expiration Date” shall mean the earlier of (i) the close of business on February 15, 2012 and (ii) the Effective Time, as such term is defined in the Merger Agreement. In the event that the Final Expiration Date means the Effective Time, the Company shall promptly notify the Rights Agent after the occurrence of such Effective Time.”

(c)  The definition of “Distribution Date” is hereby amended to add the following new sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, no Distribution Date shall be deemed to occur or have occurred in connection with (u) the approval, adoption, execution or delivery of the Merger Agreement, (v) the commencement or consummation of the Offer, (w) the exercise of the Top-Up Option, (x) the consummation of the Merger, (y) the approval, execution or delivery of the Support Agreements or any amendments thereof or (z) the consummation of any of the other transactions contemplated by the Merger Agreement or the Support Agreements.”

(d)  The definition of “Stock Acquisition Date” is hereby amended to add the following new sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, no Stock Acquisition Date shall be deemed to occur or have occurred in connection with (u) the approval, adoption, execution or delivery of the Merger Agreement, (v) the commencement or consummation of the Offer, (w) the exercise of the Top-Up Option, (x) the consummation of the Merger, (y) the approval, execution or delivery of the Support Agreements or any amendments thereof or (z) the consummation of any of the other transactions contemplated by the Merger Agreement or the Support Agreements.”

(e)  Section 1 is hereby amended to add the following definition between the definitions of “Subsidiary” and “Trading Day”:

““Support Agreements” means the Tender and Support Agreements, dated on or about October 6, 2008, between Parent and each of the respective stockholders of the Company party thereto.”

(f)  Section 8(a)(ii) is hereby amended to add the following sentence at the end thereof:

“notwithstanding anything in this Agreement to the contrary, a Section 8(a)(ii) Event shall be deemed not to occur or have occurred, and the provisions of such section shall not be made or given effect, in connection with (u) the approval, adoption, execution or delivery of the Merger Agreement, (v) the commencement or consummation of the Offer, (w) the exercise of the Top-Up Option, (x) the consummation of the Merger, (y) the approval, execution or delivery of the Support Agreements or any amendments thereof or (z) the consummation of any of the other transactions contemplated by the Merger Agreement or the Support Agreements.”

(g)  Section 10(c) is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, a Section 10 Event shall be deemed not to occur or have occurred, and the provisions of such section shall not be made or given effect, in connection with (u) the approval, adoption, execution or delivery of the Merger Agreement, (v) the commencement or consummation of the Offer, (w) the exercise of the Top-Up Option, (x) the consummation of the Merger, (y) the approval, execution or delivery of the Support Agreements or any amendments thereof or (z) the consummation of any of the other transactions contemplated by the Merger Agreement or the Support Agreements.”

(h)  The description of “Acquiring Person” contained in Exhibit B is hereby amended by: (i) deleting the word “and” from the end of clause (vi) thereof; and (ii) adding the following text at the end thereof:

“, and (vii) Eli Lilly and Company, Alaska Acquisition Corporation or any Affiliate or Associate of Eli Lilly and Company, in connection with (u) the approval, adoption, execution or delivery of the Merger Agreement, (v) the commencement or consummation of the Offer, (w) the exercise of the Top-Up Option, (x) the consummation of the Merger, (y) the approval, execution or delivery of the Support Agreements or any amendments thereof or (z) the consummation of any of the other transactions contemplated by the Merger Agreement or the Support Agreements; provided, however, that if the Merger Agreement is terminated prior to the Acceptance Time (as defined in the Merger Agreement), this sub-clause (vii) shall be of no further force and effect; provided, further, that unless approved by the Board of Directors of the Company, this sub-clause (vii) shall not apply to any purchases prior to the Acceptance Time by Eli Lilly and Company, Alaska Acquisition Corporation or any Affiliate or Associate of Eli Lilly and Company other than pursuant to the Merger Agreement.”

Section 1.03.  No Implied Amendments. Except as herein amended, all of the terms of the Rights Agreement shall remain in full force and effect and are ratified in all respects. On and after the effectiveness of this Amendment, each reference in the Rights Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Rights Agreement in any other agreements, documents or instruments executed and delivered pursuant to the Rights Agreement, shall mean and be a reference to the Rights Agreement, as amended by this Amendment.

Section 1.04.  Governing Law. This Amendment shall be governed by and interpreted and enforced in accordance with the terms of the Rights Agreement.

Section 1.05.  Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

IMCLONE SYSTEMS INCORPORATED

By:	/s/ Gregory T. Mayes
Name: Gregory T. Mayes
Title: Vice President, Deputy General Counsel 180 Varick Street New York, NY 10014 Attention: General Counsel

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Dennis V. Moccia
Name: Dennis V. Moccia
Title: Managing Director 250 Royall Street Canton, MA 02021 Attention: Relationship Management